Exhibit 10.9

                       Terms for a Distribution Agreement
                Between Noville and Quick-Med Technologies, Inc.

                              November 17th, 2003

1.   Noville will provide to QMT technical and scientific support services and infrastructure for developing its NIMBUS technology as one or more Products to be sold within the Business. Such services will include:
     o    Pilot plant facilities for developing products (in South Plainfield,
          NJ)
     o    Office space and support in Noville's New Jersey Headquarters
     o    Scientific assistance including application chemists and other technical support for performing product research and development

2.   If a product that has been developed is viable for marketing and distribution, Noville will either manufacture the Product or cause it to be manufactured to suitable specifications.

3.   Noville will provide the the business and professional services for developing the Business. Such services shall include:
     o    Marketing and sales support
     o    Distribution in the personal care industry
4.   The Business shall include:
     o    Personal care
     o    Oral care
     o    Household care
     o    Environmental
5.   Products shall be any new or enhanced product using QMT's NIMBUS technology or derivatives thereof.
6.   Noville shall have the exclusive right to represent and develop NIMBUS in the Business for a period of at least 5 years.
7.   Noville will pay all costs associated with research and development of the products while receiving technical assistance from QMT. If Noville does not possess the laboratory or technology to perform the required  development, then Noville will pay for such services from QMT at QMT's cost at
     $12,000/month.
8.   The net profits from the Business (defined as net revenues less cost of goods sold and other direct expenses) shall be split (50%/50%) by the parties.
9.   This agreement is effective as of December 1, 2003 and will be reviewed annually by the parties.

For Noville:                            For Quick-Med Technologies:

/s/Daniel J. Carey                      /s/Michael R. Granito
Date: Nov 17, 03                        Date: Nov 17, 2003